Exhibit 3.1

The Companies Act
(As Revised)

Company Limited by Shares

Fifth Amended and Restated Memorandum of Association

of

LOTUS TECHNOLOGY INC.

(Adopted by Special Resolutions passed on September 20,2022 and effective on October 11, 2022)

1.	The name of the Company is Lotus Technology Inc.

2.	The registered office will be situated at the offices of Sertus Incorporations (Cayman) Limited, Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands or at such other place in the Cayman Islands as the Directors may from time to time decide.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power to carry out any object not prohibited by any law as provided by Section 7 (4) of the Companies Act (as revised).

4.	Except as prohibited or limited by the laws of the Cayman Islands, the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in any part of the world whether as principal, agent, contractor or otherwise.

5.	The Company shall not be permitted to carry on any business where a licence is required under the laws of the Cayman Islands to carry on such a business until such time as the relevant licence has been obtained.

6.	If the Company is an exempted company, its operations will be carried on subject to the provisions of Section 174 of the Companies Act (as revised).

7.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s share.

8.	The authorised share capital of the Company is US$50,000 divided into 5,000,000,000 Shares, consisting of (i) 4,691,947,371 Ordinary Shares of par value of USD0.00001 each; (ii) 184,596,297 Series Pre-A Preferred Shares of par value of USD0.00001 each, (iii) 123,456,332 Series A Preferred Shares of par value of USD0.00001 each, with the power for the Company to, subject to the Articles of Association of the Company as then in effect, increase or reduce the said capital and to issue any part of its capital, original or increased, with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions; and so that, unless the condition of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to the power hereinbefore contained.

The Companies Act
(As Revised)

Company Limited by Shares

Fifth Amended and Restated Articles of Association

Of

LOTUS TECHNOLOGY INC.

(Adopted by Special Resolutions passed on September 20, 2022 and effective on October 11, 2022)

1.	The Regulations contained or incorporated in Table A of the First Schedule of the Companies Act (as revised) shall not apply to this Company.

INTERPRETATION

2.	(a)	In these Articles the following terms shall have the meanings set opposite unless the context otherwise requires:

Affiliate(s)	means in relation to any Person, any other Person who directly or indirectly Controls, is Controlled by or is subject to common Control with the first-mentioned Person.

Aggregate Block	has the meaning ascribed thereto in Article 33.1(c).

Articles	means these Amended and Restated Articles of Association as from time to time amended.

Auditors	means the Auditors for the time being of the Company, if any.

Automatic Conversion	has the meaning ascribed in Article 121.3.

Available Funds and Assets	has the meaning ascribed thereto in Article 103.

Base Price	means, as applicable, the issue price for any corresponding Share or class of Share. The Base Price for each Ordinary Shares held by Founder Vehicle, Geely and Etika is RMB1.000 on average; the Base Price for each Ordinary Shares held by Lotus Group is £0.48281 on average, the Base Price for each Series Pre-A Preferred Share is RMB 6.22981, the Base Price for each Series A Preferred Share is RMB 10.54576.

Big 4 Shareholders’ Preference Amount	has the meaning ascribed thereto in Article 103(c).

Board or Board of Directors	means the board of Directors of the Company.

Big 4 Relevant Investment Amount	means, the corresponding investment amount paid by the relevant Big 4 Shareholder to the Company, which shall be an amount equal to (x) the applicable Base Price of the Ordinary Shares acquired by such Big 4 Shareholder times (y) applicable number of Ordinary Shares held by such Big 4 Shareholder as of the date of occurrence of a Liquidation Event.

Big 4 Shareholders Closing	means the Founder Vehicle, Geely, Etika and Lotus Group.has the meaning defined under the Series A Preferred Share Purchase Agreement by and among the Company and the holders of Series A Preferred Shares.

Company	means Lotus Technology Inc.

Constitutional Documents	means, with respect to any Person, the certificate of incorporation, memorandum of association, bylaws, articles of association, shareholders’ agreement, limited liability company agreement, joint venture agreement, investors’ rights agreement, or similar constitutional documents for such Person.

Contract	means, a contract, agreement, understanding, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, and other legally binding arrangement, whether written or oral.

Control	means the possession by a Person, directly or indirectly, of (a) the legal and beneficial ownership of more than 50% of the voting shares of another Person; or (b) the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of shares or other securities carrying the right to vote, through the composition of the board of directors of such other Person, by contract or otherwise, and includes, with respect to any individual, such individual’s spouse, parents and parents of the spouse, siblings and their spouse, children over 18 years old and their spouse, siblings of the spouse and parents of the spouse of the children, and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

Conversion Price	has the meaning ascribed in Article 121.1.

Convertible Instruments	has the meaning ascribed in paragraph (d) of Part I of Schedule A.

Directors	means the directors of the Company for the time being or, as the case may be, the directors assembled as a board.

Disbursement	Date means the date when Mission disbursed the NC Initial Investment Amount to the Company, i.e. November 29, 2021.

Equity Securities	means, with respect to any Person, any and all shares, share capital, membership interests, units, profits interests, ownership interests, equity interests, voting interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, pre-emptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the acquisition of any of the foregoing; for the avoidance of doubt, the “Equity Securities” of the Company shall include any Ordinary Shares, Ordinary Share Equivalents, Series Pre-A Preferred Shares, Series A Preferred Shares, any other shares of the Company or any other securities convertible or exchangeable into shares of the Company.

Etika	means Etika Automotive Sdn Bhd, a private company incorporated under the laws of Malaysia.

ESOP	means, a management and employee incentive programme enabling certain key employees of the Company to participate in such programme for the purpose of incentivising management and key employees to contribute to the value creation in the Company.

Final Closing	has the same meaning as ascribed to it in the Shareholders Agreement.

Founder Vehicle	means Lotus Advanced Technology Limited Partnership, a limited partnership incorporated under the Laws of the British Virgin Islands.

Geely	Lotus Technology International Investment Limited, a BVI business company incorporated in the British Virgin Islands

Geely + LP BI	has the meaning ascribed to it in Article 33.1(b).

Governmental Authority	means any government of any nation or province or state or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other applicable country or region, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

Governmental Order	means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

Group	means:
(a) WFOE; (b) Entities Controlled by WFOE; (c) the Company; and

any entity established, Controlled and/or financially consolidated from time to time by (a), (b) and/or (c) above.

“Group Companies” means the same.

Group Company	means any member of the Group.

HK Subsidiary	means Lotus Advanced Technology Limited, a company with limited liability incorporated under the Laws of Hong Kong.

Hong Kong	means the Hong Kong Special Administrative Region of the People’s Republic of China.

Initial Closing	has the meaning defined under the Series Pre-A Preferred Share Purchase Agreement by and among the Company, Founder Vehicle and NIO Capital dated January 30, 2022.

Issuance Notice	has the meaning ascribed to it in Article 33.1(a).

Interested Person	means, any officer, director, or direct or indirect holder of over 5% equity security of any Group Company, and any Affiliate of any of the foregoing.

Investors	means the holders of Series Pre-A Preferred Shares and the holders of Series A Preferred Shares and each an “Investor”.

Jingkai Automobile Fund	HUBEI CHANGJIANG JINGKAI AUTOMOBILE INDUSTRY INVESTMENT FUND PARTNERSHIP (LIMITED PARTNERSHIP) (湖北长江经开汽车产业投资基金合伙企业(有限合伙))

Jingkai Automobile Fund’s Preference Amount	has the meaning ascribed to it in Article 103(a).

Law(s)	means, any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

Liquidation Event	means, any of the following events: (x) the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary; or (y) any Trade Sale of the Company.

Lotus Group	means Lotus Group International Limited, a private company incorporated under the laws of England and Wales.

LP BI	has the meaning ascribed to it in Article 33.2.

Material Adverse Effect

means, with respect to any Person, (i) any event, condition, fact or change that has, individually or together with any other event, condition, fact or change, a material adverse effect on the business, operations, assets, liabilities (including contingent liabilities), results of operations, financial status or prospects of such Person, or (ii) any event, condition, fact or change that results in, individually or together with any other event, condition, fact or change, any of the following effect: (a) such Person’s entire or substantially equivalent to the entire business of such Person is suspended for more than three (3) consecutive months or is terminated; (b) such Person is unable to perform more than thirty percent (30%) of the contracts of its principal business; (c) a change of Control of the Person or such Person’s Control is severely restricted; or (d) would make a Qualified IPO of such Person impossible to consummate no later than sixty (60) months from the date of the Closing; other than to the extent caused by (i) changes in the general economic or political conditions in jurisdictions in which the Group Companies are operating, (ii) changes (including changes in law) or conditions generally affecting the industry in which the Group Companies are operating; (iii) acts of war, sabotage or terrorism or natural disasters involving any jurisdiction in which the Company and its Subsidiaries are operating, (iv) any action taken by the Group Companies that is required or contemplated pursuant to the Transaction Documents; provided, with respect to clauses (i)–- (iii), that such changes do not affect the Group Companies disproportionately as compared to other Persons in the same industry

Material Change	has the meaning defined in paragraph (h) of Part I of Schedule A.

Majority Series A Investors	means the shareholder(s) of the Company holding more than fifty percent (50%) of the outstanding Series A Preferred Shares.

Member	means a Person who is registered in the Register of Members as the holder of any Share in the Company.

Mission	means MISSION PURPLE L.P.

Month	means a calendar month.

NC Initial Investment	means RMB 150,000,000.

New Securities	has the meaning ascribed to it in Article 33.1(a).

NIO Capital	means Mission and/or Mission Bloom Limited or any of them.

Ordinary Resolution	means a resolution of a general meeting passed by a majority of the votes of the Members who, being entitled to do so, vote in person or by proxy at such meeting, or a written resolution signed by all Members entitled to vote; for the avoidance of doubt, when computing voting rights and the relevant majority, regard shall be made to the number of votes to which each Member is entitled pursuant to these Articles.

Ordinary Shares	means ordinary shares, par value US$0.00001 per Share, in the share capital of the Company.

Ordinary Shares Holder	means holders of Ordinary Shares.

Original Directors	has the meaning ascribed to it in Article 62.

Over-Allotment New Securities	has the meaning ascribed to it in Article 33.1(e).

Other Series A Investor’s Preference Amount	has the meaning ascribed to it in Article 103(a).

Participation Period	has the meaning ascribed to it in Article 33.1(a).

Person	means any natural person, corporation, limited liability company, joint stock company, joint venture, partnership, enterprise, trust, unincorporated organization or any other entity or organization.

Purchasing Investor	has the meaning ascribed to it in Article 33.1(e).

PRC	means the People’s Republic of China, but solely for purposes of these Articles, excluding Hong Kong, the Macau Special Administrative Region and Taiwan Region.

Preferred Shares	means Series Pre-A Preferred Shares and Series A Preferred Shares.

Proposed Subscriber	has the meaning ascribed to it in Article 33.1(a).

Qualified IPO	means an initial public offering and listing or back door listing (including via SPAC) or other similar transactions to achieve the listing of the Shares of the Company, on the Shanghai Stock Exchange, Shenzhen Stock Exchange, New York Stock Exchange, Nasdaq Stock Exchange, Hong Kong Stock Exchange, London Stock Exchange, or any other stock exchange or quotation system that is approved in writing by Mission and Majority Series A Investors, that implies a post-offering market capitalization of the Company (on a fully-diluted basis) upon the consummation of such offering of not less than the Qualified Valuation. Notwithstanding the foregoing, any listing of the Shares of the Company not meeting the requirements above but in no event less than US$5.5 billion may nevertheless be deemed to be a Qualified IPO with the vote or written consent of Mission and Majority Series A Investors.

Qualified Valuation	means a post-offering market capitalization of the Company that is at least: (a) US$5.5 billion if an initial public offering and listing or back door listing (including via SPAC) or other similar transactions to achieve the listing of the shares of the Company is consummated on or before the third (3rd) anniversary of the Closing; (b) US$6.5 billion if an initial public offering and listing or back door listing (including via SPAC) or other similar transactions to achieve the listing of the shares of the Company is consummated during any time between the date after the third (3rd) anniversary of the Closing and the fourth (4th) anniversary of the Closing (inclusive); (c) US$10 billion if an initial public offering and listing or back door listing (including via SPAC) or other similar transactions to achieve the listing of the shares of the Company is consummated during any time between the date after the fourth (4th) anniversary of the Closing and the fifth (5th) anniversary of the Closing (inclusive)

Redemption Notice	has the meaning ascribed to it in Article 109.1(a).

Redemption Price	has the meaning ascribed to it in Article 109.1(c).

Registered Office	means the registered office of the Company as provided in Section 50 of the Statute.

Register of Members	means the register of Members to be kept pursuant to Section 40 of the Statute.

Reserved Matters Relating to Geely and Etika	has the meaning ascribed to it in Article 30.

Reserved Matters Relating to NIO Capital	has the meaning ascribed to it in Article 31.

Reserved Matters Relating to Majority Series A Investors	has the meaning ascribed to it in Article 32.

Reserved Matters	has the meaning ascribed to it in Article 32.
Relevant Series A Issuance Date	means, with respect to each Series A Preferred Share, the date on which such Series A Preferred Share is issued.
Secretary	means any person appointed by the Directors to perform any of the duties of the secretary of the Company and including any assistant secretary.
Seal	means the common seal of the Company or any facsimile for official seal for use outside of the Cayman Islands.
Securities Act	means the United States Securities Act of 1933, as amended.
Series A Investors	has the same meaning as ascribed to it in the Shareholders Agreement.
Series A Investor’s Preference Amount	has the meaning ascribed thereto in Article 103(a).
Series A Preferred Share(s)	means the Series A Preferred Share(s) of the Company, par value US$ 0.00001 each, with the rights, preferences and privileges as set forth in the Memorandum and Articles, as amended from time to time.
Series A Preferred Share Purchase Agreements	means the Series A Preferred Share Purchase Agreements entered into by the Company and certain other parties thereto with the relevant Series A Investor for sale and subscription of certain Series A Preferred Shares, and each a “Series A Preferred Share Purchase Agreement”.
Series A Redemption Price	has the meaning ascribed to it in Article 109.1(b).
Series Pre-A Preferred Share(s)	means the Series Pre-A Preferred Share(s) of the Company, par value US$ 0.00001 each, with the rights, preferences and privileges as set forth in the Memorandum and Articles, as amended from time to time.
Series Pre-A Investors	has the same meaning as ascribed to it in the Shareholders Agreement.
Series Pre-A Investor’s Preference Amount	has the meaning ascribed thereto in Article 103(b).
Series Pre-A Redemption Price	has the meaning ascribed to it in Article 109.1(c).
Shareholders Agreement	means the Fourth Amended and Restated Shareholders Agreement dated September 20,2022 by and among the Company, the HK Subsidiary, the WFOE, the Founder Vehicle, Geely, Etika, Lotus Group, Series Pre-A Investors, and Series A Investors, as may be amended, restated or supplemented from time to time.

Share	means the share(s) in the share capital of the Company.

Special Resolution	means a resolution of a general meeting passed by a two-thirds majority of votes of the Members who, being entitled to do so, vote in person or by proxy at such meeting, or a written resolution signed by all Members entitled to vote; for the avoidance of doubt, when computing voting rights and the relevant majority, regard shall be made to the number of votes to which each Member is entitled pursuant to these Articles.

Statute	means the Companies Act (As Revised) of the Cayman Islands and any amendment or other statutory modification thereof and where in these Articles any provision of the Statute is referred to, the reference is to that provision as modified by law for the time being in force.
Subsidiary	means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.
Trade Sale	means whether in a single transaction or series of related transactions, any of the following transactions: (i) the merger, acquisition or similar transaction of the Group Companies as a whole (whether by a sale of equity, merger, consolidation, scheme of arrangement or amalgamation) in which the shareholders of the Company immediately prior to such transaction or series of transactions will cease to own a majority of the voting power of the surviving or resulting entity immediately after the consummation of such transaction or series of transactions; or (ii) the sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Group Companies taken as a whole or the licensing of all or substantially all of the Group Companies’ intellectual property.
WFOE	means WUHAN LOTUS TECHNOLOGY CO., LTD. (武汉路特斯科技有限公司), a limited liability company incorporated under the Laws of the PRC.

(b)	Unless the context otherwise requires, expressions defined in the Statute and used herein shall have the meanings so defined.

(c)	Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Shareholders Agreement.

(d)	In these Articles unless the context otherwise requires:

(i)	words importing the singular number shall include the plural number and vice-versa;

(ii)	words importing masculine, feminine, and neuter genders will each be deemed to include the others;

(iii)	words importing Persons only shall include companies or associations or bodies of persons whether incorporated or not;

(iv)	the term “or” is not exclusive;

(v)	the terms “herein”, “hereof”, and other similar words refer to these Articles as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision;

(vi)	the term “including” will be deemed to be followed by, “but not limited to”;

(vii)	the terms “shall”, “will”, and “agrees” are mandatory, and the term “may” is permissive;

(viii)	the term “day” shall mean “calendar day”, and “month” shall mean calendar month;

(ix)	where an act is required to be done within a specified number of days after, from, or prior to a specified date, the time period shall be calculated exclusive of the date so specified and if the last day of the period of time falls on a day which is not a Business Day, then the period shall be deemed to expire on the immediately succeeding Business Day;

(x)	all references in these Articles to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of these Articles unless the context otherwise requires, and all references in these Articles to designated Schedules, Exhibits and Appendices are to the Schedules, Exhibits and Appendices attached to these Articles unless the context otherwise requires;

(xi)	the phrase “directly or indirectly” shall mean directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning;

(xii)	references to laws include any such law modifying, reenacting, extending or made pursuant to the same or which is modified, reenacted, or extended by the same or pursuant to which the same is made;

(xiii)	each representation, warranty, agreement, and covenant contained herein will have independent significance, regardless of whether also addressed by a different or more specific representation, warranty, agreement, or covenant;

(xiv)	all accounting terms not otherwise defined herein have the meanings assigned under the accounting standards;

(xv)	references to these Articles or any agreement or document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time,

(xvi)	all references to dollars or to “US$” are to currency of the United States of America and all references to “RMB” are to currency of the PRC (and each shall be deemed to include reference to the equivalent amount in other currencies);

(xvii)	references to a Person includes a reference to that Person’s successors and permitted assigns,

(xviii)	“fully-diluted” or any variation thereof means all of the issued and outstanding Shares, treating the maximum number of Shares issuable under any issued and outstanding Equity Securities of the Company as issued and outstanding;

(xix)	“as-converted” or any variation thereof means that the calculation should be made assuming that all issued and outstanding preferred shares have been converted into Ordinary Shares; and

(xx)	Wherever in these Articles there is a reference to number of shares or calculation of share price, then, upon the occurrence of any share subdivision, share split, share consolidation, share dividend, share reclassification or similar event of share capital, such number of shares or calculation of share price shall automatically be appropriately adjusted to reflect such share subdivision, share split, share consolidation, share dividend, share reclassification or similar event of share capital.

(e)	The headings herein are for convenience only and shall not affect the construction of these Articles.

(f)	in these Articles, Sections 8 and 19 of the Electronic Transactions Act (as revised) of the Cayman Islands shall not apply.

2A.	Notwithstanding anything to the contrary, each other Article herein is subject to the provisions of Article 30, Article 31 and Article 32, and, subject to the requirements of the Statute, in the event of any conflict, the provisions of Article 30, Article 31 and Article 32 shall prevail over any other Article herein.

ISSUE OF SHARES

3.	(a)	Subject to the other provisions in the Memorandum of Association of the Company and these Articles and the Shareholders Agreement, any Share may be issued with such preferred, deferred, or other special rights, or such restrictions, whether in regard to dividend, voting, return of Share capital or otherwise, as the Company may from time to time by Special Resolution determine, and subject to the provisions of Section 37 of the Statute, these Articles and the Shareholders Agreement, any Share may, with the sanction of a Special Resolution, be issued on the terms that it is, or at the option of the Company or the holder is liable, to be redeemed.

(b)	Subject to these Articles and the Shareholders Agreement, if at any time the share capital is divided into different classes or series of Shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the Shares of that class or series) may be varied with the consent in writing of the holders of two-thirds (2/3) of the issued Shares of that class or series or with the sanction of a resolution passed by not less than two-thirds (2/3) of such holders of the Shares of that class or series as may be present in person or by proxy at a separate general meeting of the holders of the Shares of that class. To every such separate general meeting, the provisions of these Articles relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be any one or more Persons holding or representing by proxy not less than one-third (1/3) of the issued Shares of the class or series and that any holder of Shares of the class or series present in person or by proxy may demand a poll.

4.	(a)	Every Person whose name is entered as a Member in the Register of Members shall, without payment, be entitled to a certificate under the seal of the Company specifying the Share or Shares held by him and the amount paid up thereon, provided that in respect of a Share or Shares held jointly by several Persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all.

(b)	If a Share certificate is defaced, lost or destroyed it may be renewed on payment of such fee, if any, and on such terms, if any, as to evidence and indemnity, as the Directors think fit.

5.	Except as required by law, no Person shall be recognised by the Company as holding any Share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or actual interest in any Share (except only as by these Articles or by law otherwise provided or under an order of a court of competent jurisdiction) or any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder, but the Company may in accordance with the Statute issue fractions of Shares.

6.	Subject to these Articles and the Shareholders Agreement, the Shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Statute) allot, grant options over, or otherwise dispose of them to such Persons, on such terms and conditions, and at such times as they think fit, but so that no Share shall be issued at a discount, except in accordance with the provisions of the Statute.

LIEN

7.	The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that Share, and the Company shall also have a lien on all Shares (other than fully paid-up Shares) standing registered in the name of a single Person for all moneys presently payable by him or his estate to the Company; but the Directors may at any time declare any Share to be wholly or in part exempted from the provision of this Article. The Company’s lien, if any, on a Share shall extend to all dividends payable thereon.

8.	Subject to these Articles and the Shareholders Agreement, the Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen (14) days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of his death or bankruptcy.

9.	Subject to these Articles and the Shareholders Agreement, for giving effect to any such sale, the Directors may authorise some Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

10.	The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares at the date of the sale.

CALL ON SHARES

11.	The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their Shares provided that no call shall be payable earlier than one month from the last call; and each Member shall (subject to receiving at least fourteen (14) days, notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his Shares.

12.	The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

13.	If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of six percent (6%) per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

14.	The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

15.	The Directors may make arrangements on the issue of Shares for a difference between the holders in the amount of calls to be paid and in the times of payment.

16.	The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon any Shares held by him; and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction at the Company in general meeting six percent (6%) per annum) as may be agreed upon between the Member paying the sum in advance and the Directors.

FORFEITURE OF SHARES

17.	If a Member fails to pay any call or installment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or installment remains unpaid, serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued.

18.	The notice shall name a further day (not earlier than the expiration of fourteen (14) days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed, the Shares in respect of which the call was made will be liable to be forfeited.

19.	If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.

20.	A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors think fit.

21.	A Person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares, but his liability shall cease if and when the Company receives payment in full of the amount due on the Shares.

22.	A statutory declaration in writing that the declarant is a Director of the Company, and that a Share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all Persons claiming to be entitled to the Share. Subject to the Shareholders Agreement, the Company may receive the consideration, if any, given for the Share on any sale or disposition thereof and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and he shall thereupon be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

23.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had been made payable by virtue of a call duly made and notified.

TRANSFER AND TRANSMISSION OF SHARES

24.	The instrument of transfer of any Share shall be executed by or on behalf of the transferor (but need not be executed by or on behalf of the transferee unless the Share has been issued nil paid), and the transferor shall be deemed to remain a holder of the Share until the name of the transferee is entered in the Register of Members in respect thereof.

25.	Shares shall be transferred in the following form, or in any usual or common form approved by the Directors:

I,____________ of ____________ in consideration of the sum of $____ paid to me by __________________ of ________________ (hereinafter called “the Transferee”) do hereby transfer to the Transferee the______ Share (or Shares) numbered __ in the Company called Lotus Technology Inc. , to hold the same unto the Transferee, subject to the several conditions on which I hold the same.

As witness our hands on the_______ day of __________.

_____________________________
Transferor

26.	The Shares and other Equity Securities of the Company are subject to transfer restrictions and other related provisions as set forth in the Shareholders Agreement. The Company will only register transfers of Shares or other Equity Securities that are made in accordance with the Shareholders Agreement. The Directors shall decline to register any transfer of Shares or other Equity Securities that is inconsistent with the Shareholders Agreement or applicable Laws. The Directors may take any action, including requesting the Company’s secretary to update the Register of Members of the Company, to reflect any transfer of Shares or other Equity Securities that is permitted or required to be effected under the Shareholders Agreement.

If the Directors refuse to register a transfer of Shares or other Equity Securities, they shall within ten (10) days after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

27.	The legal personal representative of a deceased sole holder of a Share shall be the only person recognized by the Company as having any title to the Share. In case of a Share registered in the names of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only Persons recognized by the Company as having any title to the Share.

28.	Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Member shall upon such evidence being produced as may from time to time be properly required by the Directors, have the right either to be registered as a Member in respect of the Share or, instead of being registered himself, subject to Article 26, to make such transfer of the Share as the deceased or bankrupt Person could have made (which shall be in compliance with the Shareholders Agreement and applicable Laws).

29.	A Person becoming entitled to a Share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the Share, except that he shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

Reserved Matters

30.	In addition to such other limitations as may be provided in applicable Laws and the Memorandum and Articles, none of the Company, the HK Subsidiary, and the WFOE shall take any actions, or consummate or effect any matters as set forth on Part I of Schedule A attached hereto (the “Reserved Matters Relating to Geely and Etika”) unless with the prior written approval of all the Original Directors including directors appointed by Geely and Etika respectively, or with consent from both Geely and Etika if such matters should be approved by Shareholders.

31.	In addition to such other limitations as may be provided in applicable Laws and the Memorandum and Articles, none of the Company, the HK Subsidiary, and the WFOE shall take any actions, or consummate or effect any matters as set forth on Part II of Schedule A attached hereto (the “Reserved Matters Relating to NIO Capital”) unless with the prior written approval of the director appointed by NIO Capital, or consent from NIO Capital if such matters should be approved by Shareholders after the prior written approval of the director appointed by NIO Capital, as long as NIO Capital collectively holds at least five percent (5%) of Shares of the Company. For the avoidance of doubt, if NIO Capital do not hold more than five percent (5%) of Shares of the Company in total, the Reserved Matters Relating to NIO Capital shall not apply.

32.	In addition to such other limitations as may be provided in applicable Laws and the Memorandum and Articles, none of the Company, the HK Subsidiary, and the WFOE shall take any actions, or consummate or effect any matters as set forth on Part III of Schedule A attached hereto (the “Reserved Matters Relating to Majority Series A Investors”, together with Reserved Matters Relating to Geely and Etika, the Reserved Matters Relating to NIO Capital, collectively referred as “Reserved Matters”) unless with the prior written consent from Majority Series A Investors.

PREEMPTIVE RIGHT

33.	Pre-emptive Rights.

33.1	The Company can from time to time propose to issue, grant or sell any Equity Security to any investors (including but not limited to the Shareholders) for their subscription, provided always that prior to a Qualified IPO of the Company:

(a)	Subject to Article 33.1 (b) to (d) below, each Shareholder shall have pre-emptive right to subscribe for such Shareholder’s initial pro rata share of any new Equity Securities that the Company proposes to issue, grant or sell other than (i) any Equity Securities to be issued in pursuance to the ESOP; (ii) any Equity Securities to be issued in connection with any share split, share dividend or any subdivision of Ordinary Shares or other similar events; (iii) any Shares to be issued pursuant to Section 10 of the Shareholders Agreement; (iv) any Equity Securities to be issued in connection with Anti-dilution Adjustment, (v) any Equity Securities to be issued in connection with conversion of the Preferred Shares, (vi) any Equity Securities to be issued to the Big 4 Shareholders, and (vii) any Equity Securities to be issued in connection with a Trade Sale, acquisition, debt financing or similar transactions as duly approved in accordance with this Agreement and the Memorandum and Articles which the Company may, from time to time, propose to issue (the “New Securities”), at the same terms and conditions. For purpose of this Agreement, each Shareholder’s “initial pro rata share” shall be determined according to the aggregate number of all Shares held by such Shareholder on the date of the Issuance Notice in relation to the aggregate number of all Shares then outstanding on such date (calculated on a fully-diluted and as-converted basis). In the event the Company proposes to issue New Securities, it shall give the Shareholders at least twenty (20) Business Days prior written notice (“Issuance Notice”) of such intention, describing the substantial conditions and terms regarding the issuance of New Securities, including the total number of New Securities to be issued, and their price, shareholding percentage of the proposed subscriber (“Proposed Subscriber”) of the New Securities upon the purchase thereby of the New Securities. Each of the Shareholders shall have ten (10) Business Days (“Participation Period”) after receipt of the Issuance Notice to exercise its pre-emptive right under this Article 33 to purchase New Securities, for the price and upon the terms specified in the Issuance Notice, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased in the exercise of such pre-emptive right. A Shareholder shall be deemed to have elected not to exercise its pre-emptive right under this Article 33.1 in the event such Shareholder fails to inform the Company during the Participation Period of its election of exercising its pre-emptive right.

(b)	If both Geely and Etika agree to purchase any New Securities at the relevant time pursuant to Article 33.1(a), Geely plus the beneficial interest of Geely held through the Founder Vehicle (collectively “Geely + LP BI”) shall only be entitled to purchase any New Securities up to the percentage of New Securities that Etika has similarly agreed to purchase. For the avoidance of doubt, in the event Etika decides not to exercise its pre-emptive rights under this Article, then Geely, the Founder Vehicle or Lotus Group is also not allowed to purchase the New Securities; in the event Etika decides to purchase New Securities, subject to Article 33.1(a), Geely + LP BI may at their sole discretion but in no event be obligated to purchase such number of New Securities up to the lower of (i) the number of New Securities Etika decides to purchase, and (ii) the number of New Securities Geely is entitled to purchase pursuant to Article 33.1(a).

(c)	Notwithstanding anything to the contrary herein, as a result of the purchase of any Equity Securities by the Shareholders or the Proposed Subscribers, the aggregate shareholding of Geely + LP BI and Etika (the “Aggregate Block”) must be maintained at a level which allows the Aggregate Block to be treated as a single largest shareholding block in the Company and the percentage shareholding of this Aggregate Block must be able to veto, approve or disapprove any of the Reserved Matters Relating to Geely and Etika and the Aggregate Block must still be entitled to nominate the majority of the Board in the Company;

(d)	Notwithstanding anything to the contrary herein, within the Aggregate Block, the shareholding split between Geely + LP BI and Etika shall be 50:50, except that when Etika wishes to purchase the New Securities and Geely decides not to;

(e)	Subject to Article 33.1 (a) to (d) above, if any Shareholder elects not to exercise or fully exercise its pre-emptive right under this Article 33.1, then such unpurchased New Securities (“Over-Allotment New Securities”) shall be made available to the Investors who have elected to purchase all of its initial pro rata share of the New Securities (the “Purchasing Investor”) for over-allotment. The Company shall deliver an over-allotment notice to such Purchasing Investor to inform it of the aggregate number of Over-Allotment New Securities that are available for over-allotment. Such Purchasing Investor shall have ten (10) Business Days after the receipt of such over-allotment notice to irrevocably elect to purchase all or a portion of the Over-Allotment New Securities that it is entitled to purchase on the same price as indicated on the Issuance Notice by notifying the Company in writing of the number of New Securities to be purchased. The Over-Allotment New Securities such Purchasing Investor is entitled to purchase shall not exceed its over-allotment pro rata share of the Over-Allotment New Securities that has not yet been allocated. For the purposes of determining the allocation of Over-Allotment New Securities that the Purchasing Investor will receive, such Purchasing Investor's “over-allotment pro rata share” shall be determined according to the aggregate number of all Shares held by such Purchasing Investor on the date of the Issuance Notice.

33.2	For the purpose of Article 33.1, the beneficial interest held by parties designated by Geely through the Founder Vehicle which is referred to as “LP BI” in the defined term of “Geely + LP BI” shall be computed based on the effective interest that Geely has in the Company derived by multiplying the percentage of interest directly held by Geely or by parties designated by Geely as limited partners in the Founder Vehicle and the percentage of issued and outstanding Shares of the Company legally and beneficially held by the Founder Vehicle. Geely warrants and undertakes that without the prior written consent of Etika, Geely’s interest represented by “LP BI” shall not exceed ten percent (10%) of the Company’s issued and outstanding Shares at all times.

33.3	For a period of six (6) months following the expiration of the Participation Period, the Company may issue any New Securities with respect to which any Shareholder’s pre-emptive rights or Purchasing Investor’s over-allotment rights were not exercised, to the Proposed Subscribers identified in the Issuance Notice and at a price and upon terms not more favorable than those specified in the Issuance Notice. In the event the Company has not issued such New Securities within such period, the Company shall not thereafter issue any New Securities, without first again complying with terms of Article 33.

ALTERATION OF CAPITAL

34.	Subject to Article 30, Article 31 and Article 32 and the Shareholders Agreement, the Company may from time to time:

(a)	by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such amount, as the resolution shall prescribe; and

(b)	by Special Resolution reduce its share capital or any capital redemption reserve fund.

35.	Subject to these Articles (including Article 30, Article 31 and Article 32), the Shareholders Agreement, and any direction that may be given by the Company in general meeting, all new Shares shall be at the disposal of the Directors in accordance with Article 6.

36.	The new Shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

37.	Subject to Article 30, Article 31 and Article 32, the Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its Share capital into Shares of larger amount than its existing Shares;

(b)	sub-divide its existing Shares, or any of them, into Shares of smaller amount than is fixed by the Memorandum of Association of the Company, subject nevertheless to the provisions of Section 13 of the Statute; and

(c)	cancel any Shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person.

38.	Subject to these Articles and the provisions of the Statute and the Memorandum of Association of the Company and the Shareholders Agreement, the Company may purchase its own Shares, including any redeemable Shares, provided that, subject to these Articles and the Shareholders Agreement, such purchase shall be effected in such manner and upon such terms as the Directors or the Company by Ordinary Resolution may determine, and may make payment therefor or for any redemption of Shares in any manner authorised by the Statute, including out of capital.

GENERAL MEETINGS

39.	[Intentionally omitted.]

40.	The Board of Directors may, whenever they think fit, convene a general meeting. Subject to applicable Laws, the chairman shall preside over every general meeting. If at any time there are not sufficient Directors capable of acting to form a quorum, any Director or any one or more Members holding Shares which carry in aggregate not less than thirty percent (30%) of all votes attaching to all issued and outstanding Shares of the Company may convene a general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors. The Directors shall, upon the requisition in writing of one or more Members holding Shares which carry in aggregate not less than thirty percent (30%) of all votes attaching to all issued and outstanding Shares of the Company as at the date of the requisition carries the right of voting at general meetings, convene a general meeting. Any such requisition shall express the object of the meeting proposed to be called, and shall be left at the Registered Office of the Company. If the Board of Directors does not proceed to convene a general meeting within twenty-one (21) days from the date of such requisition being left as aforesaid, the requisitionists or any or either of them or any other Member or Members holding Shares which carry in aggregate not less than thirty percent (30%) of all votes attaching to all issued and outstanding Shares of the Company, may convene a general meeting to be held at such time, subject to these Articles as to notice, as the Persons convening the meeting fix.

41.	Not less than seven (7) days’ notice (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which the notice is given) specifying the place, the day and the hour of meeting and, in the case of special business, the general nature of that business shall be given in manner hereinafter provided, or in such other manner (if any) as may be prescribed by the Company in general meeting, to such Persons as are entitled to vote or may otherwise be entitled under these Articles to receive such notices from the Company; but with the consent of all the Members entitled to receive notice of some particular meeting, that meeting may be convened by such shorter notice or without notice and in such manner as those Members may think fit.

42.	The accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by, any Member entitled to receive notice shall not invalidate the proceedings at any meeting.

43.	(a)	No business shall be transacted at any general meeting unless a quorum of Members is present at the time that the meeting proceeds to business; save as herein otherwise provided, one or more Members holding in the aggregate not less than the majority of the total issued Shares of the Company present in person or by proxy and entitled to vote shall be a quorum.

(b)	An Ordinary Resolution or a Special Resolution (subject to the provisions of the Statute) in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at general meetings, (or being corporations by their duly authorized representatives) including a resolution signed in counterpart by or on behalf of such Members or by way of signed electronic transmission, shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

44.	If within half an hour from the time appointed for the meeting a quorum is not present, it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members present shall be a quorum.

45.	The chairman of the Board of Directors shall preside as chairman at every general meeting of the Company.

46.	All questions submitted to a meeting shall be decided by an Ordinary Resolution except where a greater majority is required by these Articles (including but not limited to Article 30, Article 31 and Article 32), the Shareholders Agreement or by the Companies Act.

47.	The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for ten (10) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

48.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by one or more Members present in person or by a proxy who together hold not less than thirty percent (30%) of the issued Shares, and, unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost and an entry to that effect in the minutes of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

49.	If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

50.	In the case of an equality of votes, whether on a show of hands or on a poll, the resolution shall fail and the chairman shall not be entitled to a second or casting vote.

51.	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

VOTES OF MEMBERS

52.	On a show of hands or on a poll, every Member present in person or by proxy shall have such number of votes for every Ordinary Share of which he is the holder pursuant to the following: (i) each Ordinary Share issued and outstanding shall be entitled to one (1) vote; and (ii) each Preferred Share issued and outstanding shall be entitled to the number of votes equal to the number of Ordinary Shares into which such Preferred Share could be converted at the record date for determination of the Shareholders entitled to vote on such matters.

53.	In the case of joint holders, the vote of the senior who tenders a vote whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

54.	A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee or other Person in the nature of a committee appointed by that court, and any such committee or other Person may vote by proxy.

55.	No Member shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class or series of Shares unless all calls or other sums presently payable by him in respect of Shares in the Company have been paid.

56.	On a poll votes may be given either personally or by proxy.

57.	The instrument appointing a proxy shall be in writing under the hand of the Member or, if the Member is a corporation, either under seal or under the hand of a director or officer or attorney duly authorised. A proxy need not be a Member of the Company.

58.	The instrument appointing a proxy shall be deposited at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or adjourned meeting at which the Person named in the instrument proposes to vote. The chairman of the meeting may in his discretion accept an instrument of proxy sent by telex or telefax upon receipt of telex or telefax confirmation that the signed original thereof has been sent.

59.	An instrument appointing a proxy may be in the following form or any other form approved by the Directors:

[                                        ]

“I, ______________________________, of _______________________, hereby appoint ___________________ of _______________as my proxy, to vote for me and on my behalf at the general meeting of the Company to be held on the __________ day of __________________.

Signed this ________ day of _________________.

60.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETING

61.	Any corporation which is a Member of the Company may by resolution of its Directors or any committee of the Directors authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any class or series of Members of the Company, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member of the Company.

DIRECTORS AND OFFICERS

62.	The Board shall consist of no more than five (5) Directors:(i) the Founder Vehicle shall have the right to nominate, appoint, replace and/or remove, from time to time, two (2) Persons to the Board; (ii) Geely shall have the right to nominate, appoint, replace and/or remove, from time to time, one (1) Person to the Board; (iii) Etika shall have the right to nominate, appoint, replace and/or remove, from time to time, one (1) Person to the Board (directors nominated and appointed by the Founder Vehicle, Geely and Etika shall be collectively referred to as the “Original Directors”); and (iv) With respect to NIO Capital, upon and solely upon the Final Closing, NIO Capital shall have the right to jointly nominate, appoint, replace and/or remove, from time to time, one (1) Person to the Board, provided that, NIO Capital collectively continues to hold no less than five percent (5%) of the Shares of the Company. Such Directors shall be appointed upon such nominating or appointing Shareholder giving a written notice to the Company, and any such appointment shall be effective automatically and immediately upon delivery of such written notice to the Company without the need for any further action, approvals, or resolutions by or from the Directors or the Members. For purpose of determination of whether NIO Capital collectively holding no less than five percent (5%) of the Shares of the Company under Article 62, any reserved and/or issued Shares for the ESOP shall not be included as part of the Shares of the Company.

63.	The remuneration of the Directors shall from time to time be determined by the Company in general meeting. The Directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

64.	No shareholding qualification shall be required for Directors unless otherwise required by the Company by Ordinary Resolution.

65.	Any Director may in writing appoint another Person to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the Person appointing him is not personally present. A Director may at any time, in writing, revoke the appointment of an alternate appointed by him and such appointment shall be revoked automatically if the appointor of the alternate ceases to be a Director at any time. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them. If no alternate is appointed by the absent Director to attend a meeting of the Board, the absent Director shall be deemed to have waived his/her voting right at such meeting.

66.	The Directors may by resolution, appoint one (1) of their member to be chairman upon such terms as to duration of office, remuneration and otherwise as they may think fit. The Directors may also by resolution, appoint a Secretary as may from time to time be required upon such terms as to duration of office, remuneration and otherwise as they may think fit. Such Secretary needs not be Directors.

67.	In the event of the death, resignation, removal, or incapacity of any director nominated or appointed by any Shareholder pursuant to Article 62 to the Board, such Shareholder, and only such Shareholder who nominated or appointed such director shall be entitled to nominate or appoint the replacement for such director to the Board. Any director nominated or appointed by any applicable Shareholder pursuant to Article 62 to the Board may only be removed from office upon such nominating or appointing Shareholder giving a written notice to the Company, and any such removal shall be effective automatically and immediately upon delivery of such written notice to the Company without the need for any further action, approvals, or resolutions by or from the Directors or the Members.

POWERS AND DUTIES OF DIRECTORS

68.	The business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all such powers of the Company as are not, by the Statute or these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, in each of the foregoing cases to any clause of these Articles (including Article 30, Article 31 and Article 32) and to the provisions of the Statute.

69.	Subject to these Articles (including Article 30, Article 31 and Article 32), the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

70.	(a)	Subject to these Articles (including Article 30, Article 31 and Article 32), the Directors may from time to time and at any time by power of attorney appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of Persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

(b)	Subject to these Articles (including Article 30, Article 31 and Article 32), the Directors may delegate any of the powers exercisable by them to a director appointed by the Founder Vehicle pursuant to Article 62 hereunder or any other Person or Persons acting individually or jointly as they may from time to time by resolution appoint upon such terms and conditions (including without limitation as to duration of office and remuneration) and with such restrictions as they may think fit, and may from time to time by resolution revoke, withdraw, alter or vary all or any such powers.

(c)	All cheques promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

71.	The Directors shall cause minutes to be prepared:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

(c)	of all resolutions and proceedings at all meetings of the Members of the Company and of the Directors and of committees of Directors; and the chairman of all such meetings or of any meeting confirming the minutes thereof shall sign the same.

Complete and correct meeting minutes and resolutions shall be prepared for each Board meeting and signed by the directors or proxies appointed by directors present at the meeting, the copy of such minutes and resolutions shall be delivered to each Director and each Shareholder within thirty (30) days after the close of each Board meeting, and such minutes and resolutions shall be filed and kept by the Company.

DISQUALIFICATION AND CHANGES OF DIRECTORS

72.	The office of Director shall be vacated if the Director:

(a)	becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(b)	is found to be or becomes of unsound mind; or

(c)	resigns his office by notice in writing to the Company; or

(d)	is removed by the Member who appointed such Director pursuant to Article 62 and/or Article 73.

73.	In the event of the death, bankruptcy, resignation, removal or incapacity (including such scenario specified under Article 72) of any Director nominated or appointed by any applicable Shareholder pursuant to Article 62 to the Board, the Shareholder, and only such Shareholder who nominated or appointed such Director shall be entitled to nominate or appoint the replacement for such Director to the Board. Any Director nominated or appointed by any applicable Shareholder pursuant to Article 62 to the Board may only be removed from office upon such nominating or appointing Shareholder giving a written notice to the Company, and any such removal shall be effective automatically and immediately upon delivery of such written notice to the Company without the need for any further action, approvals, or resolutions by or from the Directors or the Members. No Director nominated or appointed by any Shareholder hereunder shall be removed from office unless such Shareholder consent to such removal.

74.	Each Member shall vote all voting Equity Securities of the Company owned by him or it in favor of the election of any director nominated to the Board pursuant to Article 62 and/or Article 73. Upon a motion or written notice to remove any Director from the Board in accordance with Article 62 and/or Article 73, each Member shall vote all voting Equity Securities of the Company owned thereby to effect removal of such Director from the Board.

75.	[Intentionally omitted.]

76.	[Intentionally omitted.]

PROCEEDINGS OF DIRECTORS

77.	Subject to these Articles, the Directors may meet together (either within or outside the Cayman Islands) for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings, as they think fit. Subject to these Articles, including Article 30, Article 31 and Article 32, questions arising at any meeting of the Directors or any action to be taken on a meeting of the Directors with a quorum present shall require the affirmative vote of a majority of the directors present at such meeting. In case of an equality of votes the resolution shall fail and the chairman of the meeting shall not have a second or casting vote.

78.	Subject to applicable Laws, the chairman shall convene and preside over every Board meeting. Subject to the provisions of these Articles and the Shareholders Agreement, the Directors may regulate their proceedings as they think fit, provided however that the Board meetings shall be held at least once every half year unless the Board otherwise approves (so long as such approval includes the approval of both the Director appointed by Geely and the Director appointed by Etika). Notwithstanding, subject to applicable Laws, the chairman will have the right to call for a Board meeting as he deems necessary or upon receipt of written request of any director. Unless otherwise agreed by all the directors, not less than seven (7) Business Days’ notice in writing of every meeting of the Board specifying the date, time and place of the meeting shall be given to each director at the address from time to time provided by him to the Company for such purpose and at the address of the Shareholders and each such notice shall be accompanied by an agenda specifying the matters to be raised and considered, the nature of the business to be transacted at that meeting and all relevant documents relating thereto. No decision shall be taken on any matter at a meeting of the Board unless notice of such matter shall have been given as aforesaid or waiver of such notice has been given in respect of such matter by all the directors present at the meeting.

79.	The quorum for a Board meeting shall be at least three (3) Directors, including at least one (1) Director from each of the Founder Vehicle, Geely and Etika. If such quorum is not present within thirty (30) minutes after the scheduled time to begin, then the meeting will be adjourned to a day falling 7 days from the date originally appointed for the meeting, at the same time and place (or other time and place as may be agreed from time to time). At the adjourned Board meeting, the quorum will be any three (3) Directors but if such quorum is not present within thirty (30) minutes of the time appointed, the meeting shall be dissolved.

80.	The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of summoning a general meeting of the Company, but for no other purpose.

81.	Any Director or officer may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or officer provided that nothing herein contained shall authorise a Director or officer or his firm to act as Auditor of the Company.

82.	No Person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director or alternate Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid provided however that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon and a general notice that a Director or alternate Director is a shareholder of any specified firm or company and/or is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure hereunder and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

83.	The chairman shall be elected by the board of directors by a simple majority votes and determined the period for which he is to hold office.

84.	Subject to these Articles (including Article 30, Article 31 and Article 32 and Article 62), the Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Directors.

85.	A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding the same, the members present may choose one (1) of their number to be chairman of the meeting.

86.	A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present and in case of an equality of votes the chairman shall not have a second or casting vote.

87.	All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

88.	A written resolution signed by all Directors then in office, including a resolution signed in counterpart by the Directors or by way of signed electronic transmission, shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted. The written resolutions shall be delivered to all the Directors by mail and each Director shall, within ten (10) days after receipt of the draft resolution, indicate the date, whether or not approve and his/her signature on the same and return the same to the chairman of the Board. To the extent permitted by law, the Directors or his proxy may also meet by way of video conference, tele-conference or other electronic means whereby each Director or his proxy is capable of speaking to and hearing the other Directors or their proxy at the same time.

SEALS AND DEEDS

89.	(a)	If the Directors determine that the Company shall have a common Seal, the Directors shall provide for the safe custody of the common Seal and the common Seal of the Company shall not be affixed to any instrument except by the authority of a resolution of the Directors, and in the presence of a Director and of the Secretary or, in place of the Secretary, by such other Person as the Directors may appoint for the purpose; and that Director and the Secretary or other Person as aforesaid shall sign every instrument to which the common Seal of the Company is so affixed in their presence. Notwithstanding the provisions hereof, annual returns and notices filed under the Statute may be executed either as a deed in accordance with the Statute or by the common Seal being affixed thereto in either case without the authority of a resolution of the Directors by one Director or the Secretary.

(b)	The Company may maintain a facsimile of any common Seal in such countries or places as the Directors shall appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of the Directors and in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal of the Company is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the common Seal had been affixed in the presence of and the instrument signed by a Director and the Secretary or such other Person as the Directors may appoint for the purpose.

(c)	In accordance with the Statute, the Company may execute any deed or other instrument which would otherwise be required to be executed under Seal by the signature of such deed or instrument as a deed by two (2) Directors of the Company or where there is a Sole Director of the Company, by such Sole Director, or by a Director and the Secretary of the Company or, in place of the Secretary, by such other Person as the Directors may appoint or by any other Person or attorney on behalf of the Company appointed by a deed or other instrument executed as a deed by two (2) Directors of the Company, or a Sole Director or by a Director and the Secretary or such other Person as aforesaid.

DIVIDENDS AND RESERVE

90.	Subject to these Articles (including Article 30, Article 31 and Article 32), the Company may by Ordinary Resolution declare dividends, but no dividend shall exceed the amount recommended by the Directors.

91.	Subject to these Articles (including Article 30 and Article 31), the Directors may from time to time pay to the Members interim dividends.

92.	No dividend shall be paid otherwise than out of profits or out of monies otherwise available for dividend in accordance with the Statute. No profit shall be distributed unless the losses of the Company in the previous calendar year have been made up.

93.	Subject to the rights of Persons, if any, entitled to Shares with special rights as to dividends, all dividends on any class or series of Shares not fully paid shall be declared and paid according to the amounts paid on the Shares of that class or series, but if and so long as nothing is paid up on any of the Shares in the Company, dividends may be declared and paid according to the number of Shares. No amount paid on a Share in advance of calls shall, while carrying interest, be treated for the purposes of this article as paid on the Share.

94.	Subject to these Articles (including Article 30, Article 31 and Article 32), the Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalising dividends, or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at their like discretion, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

95.	If several Persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other monies payable on or in respect of the Share.

96.	Any dividend may be paid by cheque or warrant sent through the post to the registered address of the Member or Person entitled thereto or in the case of joint holders to any one of such joint holders at his registered address or to such Person at such address as the Member or Person entitled or such joint holders, as the case may be, may direct. Every such cheque or warrant shall be made payable to the order of the Person to whom it is sent or to the order of such other Person as the Member or Person entitled or such joint holders, as the case may be, may direct.

97.	Subject to these Articles (including Article 30, Article 31 and Article 32), the Directors may declare that any dividend is paid wholly or partly by the distribution of specific assets and in particular of paid-up shares, debentures or debenture stock of any other company or in any one or more of such ways, and the Directors shall give effect to such resolution, and where any difficulty arises with regard to such distribution, the Directors may settle the same as they, think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

98.	No dividend shall bear interest against the Company.

CAPITALISATION OF PROFITS

99.	Subject to these Articles (including Article 30, Article 31 and Article 32), the Company may upon the recommendation of the Directors by Ordinary Resolution authorise the Directors to capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution and to appropriate such sums to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all action and things required to give effect to such capitalisation, subject to these Articles (including Article 30, Article 31 and Article 32), with full power to the Directors to make such provision as they think fit for the case of Shares becoming distributable in fractions (including provision whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). Subject to these Articles (including Article 30, Article 31 and Article 32), the Directors may authorise any Person to enter on behalf of all the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

ACCOUNTS

100.	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Company by Ordinary Resolution or failing such determination by the Directors of the Company.

101.	Subject to these Articles (including Article 30, Article 31 and Article 32), the Company may by Ordinary Resolution from time to time determine or, failing such determination, the Directors may from time to time determine that Auditors shall be appointed and that the accounts relating to the Company’s affairs shall be audited in such manner as the Company by Ordinary Resolution or the Directors (as the case may be) shall determine provided that nothing contained in this Article shall require Auditors to be appointed or the accounts relating to the Company’s affairs to be audited.

WINDING UP

102.	Subject to these Articles, if the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes or series of Members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributors as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any Shares or other securities upon which there is any liability. This Article is to be without prejudice to the rights of the holders of Shares issued upon special terms and conditions under these Articles.

103.	Upon occurrence of a Liquidation Event, all assets and funds of the Company legally available for distribution to the Shareholders (after payment of any Tax, liabilities, fees and other third-party obligations) (“Available Funds and Assets”) shall be distributed to the Shareholders as follows:

(a)	Liquidation Preference of Holders of Series A Preferred Shares. Prior and in preference to any distribution of any of the Available Funds and Assets to the other Shareholders (including the Big 4 Shareholders and holders of Series Pre-A Preferred Shares), (i) each holder of the Series A Preferred Shares (other than Jingkai Automobile Fund) shall be entitled to receive for each issued and outstanding Series A Preferred Share then held, an amount equal to (x) 100% of the applicable Base Price plus (y) interest accrued thereon at a simple interest rate of eight percent (8%) per annum during period from the Relevant Series A Issuance Date to the date of receipt by such holder of the Series A Preferred Shares of the full liquidation amount for such Series A Preferred Share (both days included), computed on the basis of a 365-day year and the actual number of days elapsed plus (z) any declared but unpaid dividends on such Series A Preferred Share (the “Other Series A Investor’s Preference Amount”); (ii) Jingkai Automobile Fund shall be entitled to receive for each issued and outstanding Series A Preferred Share then held, an amount equal to (w) 100% of Jingkai Automobile Fund’s Base Price plus (x) interest accrued thereon at a simple interest rate of eight percent (8%) per annum during period from the Relevant Series A Issuance Date applicable to Jingkai Automobile Fund to the date of receipt by Jingkai Automobile Fund of the full liquidation amount for such Series A Preferred Share (both days included), computed on the basis of a 365-day year and the actual number of days elapsed, plus (y) any declared but unpaid dividends on such Series A Preferred Share plus (z) interest accrued thereon at a simple interest rate of three percent (3%) per annum during period from November 5, 2021 to the Relevant Series A Issuance Date applicable to Jingkai Automobile Fund (both days included), computed on the basis of a 365-day year and the actual number of days elapsed (the “Jingkai Automobile Fund’s Preference Amount”, together with the Other Series A Investor’s Preference Amount, collectively, the “Series A Investor’s Preference Amount”). If the Available Funds and Assets are insufficient for the full payment of the Series A Investor’s Preference Amount to all Series A Investors, then then entire Available Funds and Assets shall be distributed ratably among the Series A Investors in proportion to the aggregate Series A Investor’s Preference Amount such Series A Investor is otherwise entitled to receive under this Article 103(a).

(b)	Liquidation Preference of Holders of Series Pre-A Preferred Shares. After distribution or payment in full of the Series A Investor’s Preference Amount pursuant to Article 103(a) above, and if there are any remaining Available Funds and Assets, each holder of Series Pre-A Preferred Shares shall be entitled to receive for each issued and outstanding Series Pre-A Preferred Share then held, an amount equal to (w) 100% of the applicable Base Price plus (x) interest accrued thereon at a simple interest rate of eight percent (8%) per annum during period from the Relevant Series Pre-A Issuance Date to the date of receipt by such holder of Series Pre-A Preferred Shares of the full liquidation amount for such Series Pre-A Preferred Share (both days included), computed on the basis of a 365-day year and the actual number of days elapsed; provided, however, that the portion relevant to NC Initial Investment Amount shall accrue the interest from the Disbursement Date, plus (y) any declared but unpaid dividends on such Series Pre-A Preferred Share (the “Series Pre-A Investor’s Preference Amount”). If the remaining Available Funds and Assets are insufficient for the full payment of the Series Pre-A Investor’s Preference Amount to all holders of Series Pre-A Preferred Shares after the distribution or payment pursuant to Article 103(a) above, then the remaining Available Funds and Assets shall be distributed ratably among the holders of Series Pre-A Preferred Shares in proportion to the aggregate Series Pre-A Investor’s Preference Amount such holder of Series Pre-A Preferred Shares is otherwise entitled to receive pursuant to this Article 103(b).

(c)	Big 4 Shareholders’ Liquidation Preference. After distribution or payment in full of the Series A Investor’s Preference Amount pursuant to Article 103(a) and Series Pre-A Investor’s Preference Amount pursuant to Article 103(b), any of Big 4 Shareholders shall be entitled to receive liquidation amount that equals to the applicable Big 4 Relevant Investment Amount (the “Big 4 Shareholders’ Preference Amount”).

(d)	Distribution among the holders of Series Pre-A and Big 4 Shareholders. After distribution or payment in full of the Series A Investor’s Preference Amount, Series Pre-A Investor’s Preference Amount and Big 4 Shareholders’ Preference Amount, the remaining Available Funds and Assets, if any, shall be distributed ratably among the holders of Series Pre-A and Big 4 Shareholders in proportion to the number of Shares held by them (with outstanding Series Pre-A Preferred Shares treated on an as-converted basis).

104.	[Intentionally Omitted.]

105.	[Intentionally Omitted.]

REDEMPTION AND REPURCHASE OF SHARES

106.	Subject to the Statute, the other provisions in these Articles and the Shareholders Agreement, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Shareholder or the Company. The redemption of such Shares shall be effected in such manner as set forth in these Articles.

107.	Subject to the Statute and other provisions in these Articles, the Company may purchase its own Shares (including any redeemable Shares).

108.	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

109.	Redemption Right

109.1	Redemption Right

(a)	Within thirty (30) days after the earliest of (i) the fifth (5th) anniversary of the date of the Closing, if the Company has not consummated a Qualified IPO, (ii) the occurrence of a material breach by any of Founder Vehicle or the Group Companies in its performance of the Transaction Documents, which cannot be cured or has not been cured within ninety (90) days following delivery of a written notice by an Investor of such breach, or (iii) the occurrence of any dishonesty of Founder Vehicle, which results in Material Adverse Effect to the operation of the Group Companies taking as a whole and cannot be effectively remedied within twenty(20) Business Days, each Investor may, by delivering a notice of redemption to the Company (a “Redemption Notice”) requiring the Company to redeem, within sixty (60) days after the date of the Company’s receipt of the Redemption Notice, each issued and outstanding Shares held by such Investor at a price equal to the applicable Redemption Price (as defined below), payable in cash.

(b)	The redemption price for each issued and outstanding Series A Preferred Share held, shall be an amount equal to (w) the applicable Base Price plus (x) interest at a simple interest rate of eight percent (8%) per annum accrued on the applicable Base Price during the period from the Relevant Series A Issuance Date to the date the Company actually pays such Series A Redemption Price (as defined below), computed on the basis of a 365-day year and the actual number of days elapsed; minus (y) the amount of the dividends received by such Investor during the period when such Investor held such Shares; plus (z) all declared but unpaid dividends on such Series A Preferred Share through the date of receipt by the holder of the full redemption amount thereof (“Series A Redemption Price”).

(c)	The redemption price for each issued and outstanding Series Pre-A Preferred Share held, shall be an amount equal to (w) the applicable Base Price plus (x) interest at a simple interest rate of eight percent (8%) per annum accrued on the applicable Base Price during the period from the Relevant Series Pre-A Issuance Date to the date the Company actually pays such Series Pre-A Redemption Price (as defined below), computed on the basis of a 365-day year and the actual number of days elapsed; provided, however, that the portion relevant to NC Initial Investment Amount shall accrue the interest from the Disbursement Date; minus (y) the amount of the dividends received by such Investor during the period when such Investor held such Shares; plus (z) all declared but unpaid dividends on such Series Pre-A Preferred Share through the date of receipt by the holder of the full redemption amount thereof (“Series Pre-A Redemption Price”, together with Series A Redemption Price, collectively “Redemption Price”).

(d)	If the assets or funds of the Company which are legally available on the date that any Redemption Price under this Article 109.1 is due are insufficient to pay in full all Redemption Price, those assets or funds which are legally available shall nonetheless be paid and applied in the following preferential sequence: (i) firstly, to the extent permitted by applicable law to pay all Series A Redemption Price due on such date on the Series A Preferred Shares in proportion to the full amounts to which the holders to which such Series A Redemption Price are due would otherwise be respectively entitled thereon; (ii) secondly, following the full payment of the relevant Series A Redemption Price to the holders of Series A Preferred Shares pursuant to this Article 109.1, to the extent permitted by applicable law to pay all Series Pre-A Redemption Price due on such date on the Series Pre-A Preferred Shares in proportion to the full amounts to which the holders to which such Series Pre-A Redemption Price are due would otherwise be respectively entitled thereon.

NOTICES

110.	(a)	A notice may be given by the Company to any Member either personally or by sending it by post, electronic transmission (including telex, telefax and electronic mails) to him to his registered address, facsimile or e-mail address, or (if he has no registered address) to the address, if any, supplied by him to the Company for the giving of notices to him.

(b)	Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice (by airmail if the address is outside the Cayman Islands) and to have been effected, in the case of a notice of a meeting at the expiration of three (3) days after the time at which the letter would be delivered in the ordinary course of post.

(c)	Where a notice is sent by electronic transmission, service of the notice shall be deemed to be effected by properly addressing and sending such notice through the appropriate transmitting medium and to have been effected on the day the same is sent.

111.	If a Member has no registered address and has not supplied to the Company an address for the giving of notice to him, a notice addressed to him and advertised in a newspaper circulating in the Cayman Islands shall be deemed to be duly given to him at noon on the day following the day on which the newspaper is circulated and the advertisement appeared therein.

112.	A notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder named first in the Register of Members in respect of the Share.

113.	A notice may be given by the Company to the Person entitled to a Share in consequence of the death or bankruptcy of a Member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any supplied for the purpose by the Persons claiming to be so entitled or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

114.	Notice of every general meeting shall be given in the same manner hereinbefore authorised to:

(a)	every Member entitled to vote, except those Members entitled to vote who (having no registered address) have not supplied to the Company an address for the giving of notices to them; and

(b)	every Person entitled to a Share in consequence of the death or bankruptcy of a Member, who, but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other Persons shall be entitled to receive notices of general meetings.

RECORD DATE

115.	The Directors may fix in advance a date as the record date for any determination of Members entitled to notice of or to vote at a meeting of the Members and, for the purpose of determining the Members entitled to receive payment of any dividend, the Directors may, at or within 90 days prior to the date of the declaration of such dividend, fix a subsequent date as the record date for such determination.

FINANCIAL YEAR

116.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

AMENDMENT OF MEMORANDUM AND ARTICLES

117.	Subject to and insofar as permitted by the provisions of the Statute and these Articles (including Article 30, Article 31 and Article 32) and the Shareholders Agreement, the Company may from time to time by Special Resolution alter or amend its Memorandum of Association or these Articles in whole or in part provided however that no such amendment shall effect or affect the rights attaching to any class or series of shares without the consent or sanction provided for in Article 3 (b).

ORGANISATION EXPENSES

118.	The preliminary and organisation expenses incurred in forming the Company shall be paid by the Company and may be amortised in such manner and over such period of time and at such rate as the Directors shall determine and the amount so paid shall in the accounts of the Company, be charged against income and/or capital.

OFFICES OF THE COMPANY

119.	Subject to the provisions of the Statute and these Articles (including Article 30, Article 31 and Article 32), the Company may by resolution of the Directors change the location of its Registered Office. The Company, in addition to its Registered Office, may establish and maintain an office in the Cayman Islands or elsewhere as the Directors may from time to time determine.

INDEMNITY

120.	Every Director and officer for the time being of the Company or any trustee for the time being acting in relation to the affairs of the Company and their respective heirs, executors, administrators, personal representatives or successors or assigns shall, in the absence of willful neglect or default, be indemnified by the Company against, and it shall be the duty of the Directors out of the funds and other assets of the Company to pay, all costs, losses, damages and expenses, including travelling expenses, which any such Director, officer or trustee may incur or become liable in respect of by reason of any contract entered into, or act or thing done by him as such Director, officer or trustee or in any way in or about the execution of his duties and the amount for which such indemnity is provided shall immediately attach as a lien on the property of the Company and have priority as between the Members over all other claims. No such Director, officer or trustee shall be liable or answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of any security in or upon which any of the monies of the Company shall be invested or for any loss of the monies of the Company which shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any Person with whom any monies, securities or effects shall be deposited, or for any other loss, damage or misfortune whatsoever which shall happen in or about the execution of the duties of his respective office or trust or in relation thereto unless the same happens through his own willful neglect or default.

CONVERSION OF PREFERRED SHARES

121.	Conversion Rights.

121.1	Conversion Ratio. The number of each Ordinary Share to which a Shareholder shall be entitled upon conversion of each Preferred Share shall be the quotient of the respective Base Price divided by the then effective conversion price (the “Conversion Price”), which shall initially be the Base Price, resulting in an initial conversion ratio for the Preferred Shares of 1:1.

121.2	Optional Conversion. Subject to applicable laws and the Memorandum and Articles, any Preferred Share may, at the option of the Preferred Holder thereof, be converted at any time after the date of issuance of such Preferred Share, without the payment of any additional consideration, into fully-paid and non-assessable Ordinary Shares based on the then-effective Conversion Price.

121.3	Automatic Conversion. Each Preferred Share shall automatically be converted, based on the then-effective Conversion Price, without the payment of any additional consideration, into fully-paid and non-assessable Ordinary Share upon the closing of a Qualified IPO of the Company. Any conversion pursuant to this Article 121.3 shall be referred to as an “Automatic Conversion”.

121.4	Conversion Mechanism. The conversion hereunder of any applicable Preferred Share shall be effective in the following manner:

(a)	Except as provided in Article 121.4(b) and Article 121.4(c) below, before any Investor shall be entitled to convert the Preferred Shares into Ordinary Shares, such Investor shall surrender the certificate or certificates therefor (if any) (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor) at the office of the Company or of any transfer agent for such share to be converted and shall give notice to the Company, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Ordinary Shares are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to such Investor of applicable Preferred Shares, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid, cancel the surrendered Preferred Shares and update its Register of Members. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such notice and such surrender of the Preferred Shares to be converted, the Register of Members shall on such date be updated accordingly to reflect the same, and the Person(s) entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder(s) of such Ordinary Shares as of such date.

(b)	If the conversion is in connection with an underwritten public offering of securities, the conversion will be conditioned upon the closing with the underwriter(s) of the sale of securities pursuant to such offering and the Person(s) entitled to receive the Ordinary Shares issuable upon such conversion shall not be deemed to have converted the applicable Preferred Shares until immediately prior to the closing of such sale of securities.

(c)	Upon the occurrence of an event of Automatic Conversion, all Investors to be automatically converted will be given at least ten (10) days’ prior written notice of the date fixed (which date shall in the case of an initial public offering of the Company be the latest practicable date immediately prior to the closing of the initial public offering of the Company) and the place designated for Automatic Conversion of all such Preferred Shares pursuant to this Article 121.4. On or before the date fixed for conversion, each Investor shall surrender the applicable certificate(s) (if any) (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor) for all such Shares to the Company at the place designated in such notice. On the date fixed for conversion, the Company shall promptly effect such conversion and update its Register of Members to reflect such conversion, and all rights with respect to such Preferred Shares so converted will terminate, with the exception of the right of a holder thereof to receive the Ordinary Shares issuable upon conversion of such Preferred Shares, and upon surrender of the certificate or certificates therefor (if any) (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor), to receive certificates (if applicable) for the number of Ordinary Shares into which such Preferred Shares have been converted. All certificates evidencing such Preferred Shares shall, from and after the date of conversion, be deemed to have been retired and cancelled and the Preferred Shares represented thereby converted into Ordinary Shares for all purposes, notwithstanding the failure of the holder(s) thereof to surrender such certificates on or prior to such date.

(d)	The Company may effect the conversion of the Preferred Shares in any manner available under applicable laws, including by re-designation or by redeeming or repurchasing the relevant Preferred Shares and applying the proceeds thereof towards payment for the new Ordinary Shares. For purposes of the repurchase or redemption, the Company may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

(e)	No fractional Ordinary Shares shall be issued upon conversion of any Preferred Shares. In lieu of any fractional shares to which the Investor would otherwise be entitled, the Company shall at the discretion of the Board either (i) pay cash equal to such fraction multiplied by the fair market value for the applicable Preferred Share as determined and approved by the Board, or (ii) issue one (1) whole Ordinary Share for each fractional share to which the Investor would otherwise be entitled.

(f)	Upon conversion, all accrued but unpaid share dividends on the applicable Preferred Shares shall be paid in shares and all accrued but unpaid cash dividends on the applicable Preferred Shares shall be paid either in cash or by the issuance of a number of further Ordinary Shares equal to the value of such cash amount, at the option of the Investor of the applicable Preferred Shares.

121.5	Adjustment of the Conversion Price. The Conversion Price shall be adjusted and readjusted from time to time as provided below, provided that the Conversion Price shall not be less than par value of the Ordinary Shares into which the Preferred Shares are being converted:

(a)	Adjustment for Share Subdivisions and Consolidations. If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Ordinary Shares, the Conversion Price in effect immediately prior to such subdivision with respect to each Preferred Share shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, consolidate the outstanding Ordinary Shares into a smaller number of shares, the Conversion Price in effect immediately prior to such consolidation with respect to each Preferred Share shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or consolidation becomes effective.

(b)	Adjustment for Ordinary Share Dividends and Distributions. If the Company makes (or fixes a record date for the determination of Ordinary Holders entitled to receive) a dividend or other distribution to the Ordinary Holders payable in additional Ordinary Shares, the Conversion Price then in effect with respect to each Preferred Share shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such conversion price by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(c)	Adjustments for Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a share dividend, subdivision, split or consolidation otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a Liquidation Event in Article 103), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such shares would have received in connection with such event had the relevant Preferred Shares been converted into Ordinary Shares immediately prior to such event.

(d)	Adjustments to Conversion Price for Dilutive Issuance.

(i)	Special Definition. For purpose of this Article 121.5(d), the following definitions shall apply:

(1)	“Convertible Securities” shall mean any indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

(2)	“Options” mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

(3)	“New Securities” shall mean any Equity Securities of the Company after the Relevant Series A Issuance Date, other than the following issuances : (i) Ordinary Shares, or any option to acquire any Ordinary Shares issued to employees, officers, consultants or Directors of the Company pursuant to the ESOP or any similar arrangements; (ii) Ordinary Shares issued upon conversion of the Preferred Shares; (iii) Equity Securities of the Company issued in connection with any share split, share dividend, combination, reorganization, recapitalization, reclassification or other similar transaction of the Company that does not change the relative shareholding percentage of the Shareholders; and (vi) Equity Securities of the Company issued in connection with a Qualified IPO of the Company in each case duly approved in accordance with the Shareholders Agreement and these Articles and (vii) Equity Securities of the Company issued pursuant to Section 10 of the Shareholders Agreement.

(ii)	No Adjustment of Conversion Price. No adjustment in the Conversion Price with respect to any Preferred Share shall be made in respect of the issuance of New Securities unless the consideration per Ordinary Share (determined pursuant to Article 121.5(d)(v) hereof) for the New Securities issued or deemed to be issued by the Company is less than such Conversion Price in effect immediately prior to such issuance. No adjustment or readjustment in the Conversion Price with respect to any Preferred Share otherwise required by this Article 121.5 shall affect any Ordinary Shares issued upon conversion of any applicable Preferred Share prior to such adjustment or readjustment, as the case may be.

(iii)	Deemed Issuance of New Securities. In the event the Company at any time or from time to time after the Relevant Series A Issuance Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any series or class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number for anti-dilution adjustments) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities or the exercise of such Options, shall be deemed to be New Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which New Securities are deemed to be issued:

(1)	no such Ordinary Shares shall be deemed to have been issued with respect to the Preferred Shares, unless the consideration per share of such Ordinary Share would be less than the Conversion Price in effect on the date of and immediately prior to such issuance, or such record date, as the case may be;

(2)	no further adjustment in the Conversion Price with respect to any Preferred Share shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities or upon the subsequent exercise of Options for Convertible Securities or Ordinary Shares;

(3)	if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Company, or change in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the then effective Conversion Price with respect to any Preferred Share computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(4)	no readjustment pursuant to Article 121.5(d)(iii)(3) shall have the effect of increasing the then effective Conversion Price with respect to any Preferred Share to an amount which exceeds the Conversion Price with respect to such Preferred Share that would have been in effect had no adjustments in relation to the issuance of the Options or Convertible Securities as referenced in Article 121.5(d)(iii)(3) been made;

(5)	upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities that have not been exercised, the then effective Conversion Price with respect to any Preferred Share computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

(x)	in the case of Convertible Securities or Options for Ordinary Shares, the only New Securities issued were the Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of such exercised Options plus the consideration actually received by the Company upon such exercise or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange; and

(y)	in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the New Securities deemed to have been then issued was the consideration actually received by the Company for the issue of such exercised Options, plus the consideration deemed to have been received by the Company (determined pursuant to Article 121.5(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised.

(6)	if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price with respect to any Preferred Share which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price with respect to such Preferred Share shall be adjusted pursuant to this Article 121.5(d)(iii) as of the actual date of their issuance.

(iv)	Adjustment of the Conversion Price. In the event of an issuance of New Securities, at any time after the Relevant Series A Issuance Date, for a consideration per Share received by the Company (net of any selling concessions, discounts or commissions) less than the Conversion Price with respect to any Preferred Share in effect immediately prior to such issue, then and in such event, the Conversion Price with respect to such Preferred Share shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) / (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(1)	CP2 shall mean the Conversion Price with respect to such Preferred Share in effect immediately after such issue of New Securities;

(2)	CP1 shall mean the Conversion Price with respect to such Preferred Share in effect immediately prior to such issue of New Securities;

(3)	“A” shall mean the number of Ordinary Shares outstanding immediately prior to such issue of New Securities, treating for this purpose as outstanding all Ordinary Shares issuable upon conversion, exercise or exchange of all Equity Securities (including the Preferred Shares outstanding immediately prior to such issue of New Securities);

(4)	“B” shall mean the number of Ordinary Shares that would have been issued if such New Securities had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

(5)	“C” shall mean the number of such New Securities issued or sold or deemed issued or sold in such transaction.

(v)	Determination of Consideration. For purposes of this Article 121.5(d), the consideration received by the Company for the issuance of any New Securities shall be computed as follows:

(1)	Cash and Property. Such consideration shall:

(x)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends and excluding any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance of any New Securities;

(y)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined and approved in good faith by the Board; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of any Group Company;

(z)	in the event New Securities are issued together with other Shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received which relates to such New Securities, computed as provided in clauses a) and b) above, as reasonably determined in good faith by the Board.

(2)	Options and Convertible Securities. The consideration per Ordinary Share received by the Company for New Securities deemed to have been issued pursuant to Article 121.5(d)(iii) hereof relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities (determined in the manner described in paragraph (1) above), plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by (y) the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

TRANSFER BY WAY OF CONTINUATION

122.	The Company shall, subject to the provisions of the Statute and these Articles (including Article 30, Article 31 and Article 32) and, with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and the Directors may cause an application to be made to the Registrar of Companies to deregister the Company.

SEVERABILITY

123.	In case any provision of these Articles shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of these Articles shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of these Articles, or the validity, legality, or enforceability of such provision in any other jurisdiction.

SCHEDULE A

LIST OF RESERVED MATTERS

Part I

(a)	any amendment or modification under the Constitutional Documents of any of the Company, the HK Subsidiary, and the WFOE other than any amendments made in relation to the following:

(i)          any change of the Company, the HK Subsidiary, and the WFOE’s name, registered address and scope of business (except for any Material Change as defined in paragraph (h) of this Part I of Schedule A);

(ii)         any change of the Company, the HK Subsidiary, and the WFOE’s capital structure for implementing the decisions being duly made by shareholders or the Board in accordance with this Agreement, including authorized capital of the Company, the HK Subsidiary, and the WFOE, the Shareholders and their respective shareholdings;

(iii)        any change of the Company’s capital structure due to the transfer of shares pursuant to the Section 5 of the Shareholders Agreement.

(b)	any future joint venture(s) by any of the Company, the HK Subsidiary, and the WFOE other than such joint venture entered into in the ordinary course of business of the Company, the HK Subsidiary, or the WFOE and with a party which is not related to a Shareholder or otherwise an Interested Person;

(c)	any increase or decrease in the authorized capital of the Company, the HK Subsidiary, or the WFOE, or any issue of any shares or new class of shares (being shares having rights which are in any way different from the rights of the Ordinary Shares in such entity as the date hereof) of the Company, the HK Subsidiary, or the WFOE other than such increase of authorized capital (including the subscription by any Proposed Subscriber) or such issuance of shares to Proposed Subscriber in compliance with the provisions of Article 33;

(d)	any grant or issue of any option, right, warrant or other security exercisable or convertible into, exchangeable for or redeemable with any shares in or assets of the Company, the HK Subsidiary, or the WFOE (the “Convertible Instruments”), including any variation of the rights attaching to such Convertible Instruments (if already issued with approval of the Parties) other than the ESOP.

(e)	any amendment or change of the rights, privileges, restrictions or obligations attaching to any class of shares in the Company, the HK Subsidiary, or the WFOE and any conversion of any shares of the Company, the HK Subsidiary, or the WFOE into any other class or type of shares carrying different rights, privileges, restrictions or obligations;

(f)	the entry into by the Company, the HK Subsidiary, or the WFOE of any guarantee or indemnity arising from any transaction or series of transactions which exceed in aggregate US$ five million ($5,000,000) where such transaction or series of transactions are not in the ordinary course of business. For the avoidance of doubt, the entry by the Company, the HK Subsidiary, and the WFOE of any guarantee or indemnity to support a loan or financing obtained from a bank or financial institution in the ordinary course of business of the Company, the HK Subsidiary, and the WFOE shall not be regarded as a Reserved Matter;

(g)	the entry into by the Company, the HK Subsidiary, or the WFOE of any agreement (including but not limited to any agreement in relation to borrowing, indebtedness, guarantee, indemnity or security) which requires recourse against the Shareholders, including any requirement for the Shareholders to provide any form of guarantee, indemnity or security to secure performance of any obligation under such agreement;

(h)	making any material change in the core business of the Company, the HK Subsidiary, the WFOE. In this regard, “Material Change” shall mean any entry by or introduction into the Company, the HK Subsidiary, or the WFOE of any non-automotive related business that affects or are expected to affect more than 5% of the annual revenue, profit after tax and/or net assets of Company;

(i)	selling the Company, the HK Subsidiary, or the WFOE’s major assets in whatsoever manner(including establishing, acquiring and/or disposing of any subsidiaries/joint ventures) which may directly or indirectly benefit a Party (whether or not in the form of monetary or pecuniary benefits or otherwise)more than the other Party or in such manner which allows one Party to reap benefits or gains exceeding the benefits reflective of their proportionate entitlement as shareholders in the Company;

(j)	winding-up, dissolution or liquidation of the Company, or the HK Subsidiary, and the WFOE;

(k)	assign or license any of the significant intellectual property rights of the Company, the HK Subsidiary, or the WFOE other than in the ordinary course of business;

(l)	any buy-back, purchase, redemption, exchange, reduction, cancellation or return in any way of any shares of the Company, the HK Subsidiary, or the WFOE; and

(m)	any amalgamation or reconstruction, or merger or consolidation with any company or other legal entities (howsoever effected) other than an amalgamation, reconstruction, merger or consolidation of the entities within the Group Companies.

Part II

(a)	the entry of any transaction between any entity within the Group Companies and any Interested Person, which exceeds RMB fifty million (¥50,000,000) (whether in a single transaction or series of related transactions) or in aggregate exceeds RMB 300 million (¥300,000,000) in any 12-month period;

(b)	any change, termination or suspension of the principal business of the Group Companies;

(c)	Unless otherwise agreed in the Agreement, any amendment or change of the rights, privileges, restrictions or obligations of NIO Capital or the rights, privileges, restrictions or obligations attaching to Series Pre-A Preferred Shares in the Company;

(d)	winding-up, spin-off, merger, dissolution or liquidation of the Company, or its material subsidiaries, where “material subsidiary” means the HK Subsidiary, the WFOE, Geely Auto Technical (Deutschland) GMBH, Geely Research & Development UK Limited, and any subsidiary holding 20% or more of the Group Companies’ assets;

(e)	any matters which would result in the ultimate Controlling Person of the Group Companies becoming a Person other than Founder Vehicle or Geely; and

(f)	adoption of or amendment to the ESOP or the ESOP granting scheme of the Group Companies (excluding with regard to the ESOP which has already been reserved by the Company and would not dilute shareholding of NIO Capital).

Part III

(a)	Unless otherwise agreed in the Agreement, any amendment or change of the rights, privileges, restrictions or obligations of the holders of Series A Preferred Shares or the rights, privileges, restrictions or obligations attaching to Series A Preferred Shares in the Company;

(b)	winding-up, spin-off, merger, dissolution or liquidation of the Company, or its material subsidiaries, where “material subsidiary” means the HK Subsidiary, the WFOE, Geely Auto Technical (Deutschland) GMBH, Geely Research & Development UK Limited, and any subsidiary holding 20% or more of the Group Companies’ assets.